                                                                    Exhibit 21.1


                          SUBSIDIARIES OF THE COMPANY


AII, Inc (Delaware)                                   Lear Seating Austria Autositze GmbH & Co. KG (Austria)
AII Automotive Industries Canada Inc. (Canada)        Lear Seating Canada Ltd. (Canada)
American Woodstock Company (Wisconsin)                Lear Seating Inespo do Brasil Ltda (50%) (Brazil)
Anlagen und Vorrichtungsban GmbH (55%) (Germany)      Lear Seating GmbH (Germany)
ASAA International Inc. (Delaware)                    Lear Seating GmbH & Co. KG (Germany)
ASAA Technologies, Inc. (Wisconsin)                   Lear Seating Holdings Corp. No. 50 (Delaware)
ASAA Inc. (Wisconsin)                                 Lear Seating Italia Holdings S.r.L. (Italy)
Automotive Industries Export Ltd (Barbados)           Lear Seating Italia S.p.A. (Italy)
Automotive Industries (Holdings) Ltd. (U.K.)          Lear Seating Italia Sud S.p.A. (Italy)
Automotive Industries (U.K.) Ltd.                     Lear Seating Poland Sp. zo.o. (Poland)
Automotive Industries Manufacturing, Inc. (Delaware)  Lear Seating (S.A.)(Pty.) Ltd. (South Africa)
Automotive Industries Sales, Inc. (Michigan)          Lear Seating Sweden, AB (Sweden)
Autotrim, S.A. de C.V. (Mexico)                       LS Acquisition Corporation No. 14 (Delaware)
Central Industrias S.A. de C.V. (99.6%) (Mexico)      LS Acquisition Corporation No. 24 (Delaware)
Capitol Plastics of Ohio, Inc. (Ohio)                 LS Servicos Ltda (Brazil)
Davert Group Ltd. (U.K.)                              Manfred Rothe Verwaltungs GmbH (Germany)
Equipos Automotrices Totales S.A. de C.V. (Mexico)    Markol A.S. (35%) (Turkey)
Fair Haven Industries, Inc. (Michigan)                NAB Corporation (Delaware) (2)
Favesa S.A. de C.V. (Mexico)                          No Sag Drahtfedern GmbH (Germany)
Fibercraft/DESCon Engineering, Inc. (Michigan)        No Sag Drahtfedern Spitzer & Co. KG (86%) (Austria)
General Panel B.V. (Delaware)                         NS Beteilgungs GmbH (Germany)
General Seating of Canada Ltd. (35%) (Canada)         Pacific Trim Corporation Ltd. (20%) (Thailand)
General Seating of America, Inc. (35%) (Delaware)     Plastifol Beteiligungs GmbH (Germany)
Guildford Kast Plastifol Ltd. (33%) (U.K.)            Plastifol GmbH & Co. KG(Germany)
Industrias Cousin Freres, S.L. (49.9%) (Spain)        Plastifol Holding GmbH (Germany)
Interiores Automotrices Summa S.A. de C.V. (40%)
(Mexico)                                              Plastifol Manfred Rothe Iberia S.A. (71.4%) (Spain)
Interiores Para Autos, S.A. de C. V. (Mexico)         Plastifol Verwaltungs GmbH (Germany)
Intertrim S.A. de C.V. (99.5%) (Mexico)               Probel S.A. (30.86%) (Brazil)
John Cotton (Plastics) Ltd. (U.K.)                    Progress Pattern Corporation (Delaware)
Lear France S.A.R.L (France)                          Quadrestra Vermogensver Waltungs GmbH (Germany)
Lear Inespo Comercial Industrial Ltda. (Brazil)       RAEL Handels GmbH (Austria)
Lear Operations Corporation (Delaware) (1)            RDM Finance (Cayman Islands)
Lear Plastics Corporation (Delaware)                  Simplay Ltd. (U.K.)
Lear Seating Corporation (Delaware)                   Snider Mold Company, Inc.(60%) (Wisconsin)
Lear Seating (Thailand) Corp., Ltd. (49%) (Thailand)  Societe No Sag Francaise (56%) (France)
Lear Seating (U.K.) Ltd. (United Kingdom)             Spitzer GmbH (62.5%) (Austria)
Lear Seating Australia Pty., Ltd. (Australia)         Teknoseating S.A. (50%) (Argentina)
Lear Seating Austria Autositze GmbH (Austria)

     All Subsidiaries are wholly-owned unless otherwise indicated.

        (1) Lear Operations Corporations also conducts business under the names Lear Corporation, Lear Corporation of Georgia, Lear Corporation of Kentucky and Lear Corporation of Ohio.

        (2) NAB Corporation also conducts business under the name Lear Corporation.